UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2024

CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on October 8, 2024, The Container Store, Inc. (“TCS”), a wholly-owned subsidiary of The Container Store Group, Inc. (the “Company”), entered into Amendment No. 9 (the “Amendment”) to that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, extended, restated, replaced, or supplemented prior to the effectiveness of the Amendment, the “Existing Term Loan Credit Agreement”) among TCS, the guarantors party thereto, including the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which constituted the Required Lenders (as defined in the Existing Term Loan Credit Agreement).

The Amendment amended the Existing Term Loan Credit Agreement to, among other things, add a covenant for the Company to enter into a qualified financing transaction, subject to the approval of the Required Lenders by November 15, 2024 (as such date may be extended by the Required Lenders).

On November 14, 2024, pursuant to the terms of the Amendment, the Required Lenders consented to the extension of the deadline for the Company to enter into a qualified financing transaction, subject to the approval of the Required Lenders, from November 15, 2024 to December 6, 2024. There is no assurance as to the final terms of any qualified financing transaction or that the Company will be able to consummate a qualified financing transaction by such date.

The Company remains in active and constructive discussions with the lenders under its existing term loan credit agreement to assist the Company in successful execution of its strategic initiatives.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding consummating a qualified financing transaction; the Company’s conversations with its lenders and addressing the Company’s capital structure. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our indebtedness may restrict our current and future operations, and we may not be able to comply with the covenants in our credit facilities or refinance or amend our credit facilities on favorable terms, or at all; the timeline for the completion of the strategic alternatives review process is unknown and there can be no assurance that the process will result in any particular outcome; risks relating to our collaboration agreement with Beyond, Inc.; the equity investment by Beyond, Inc. is subject to conditions, including our ability to amend or refinance our debt in a manner commercially acceptable to Beyond, Inc. and there is no assurance that the equity investment by Beyond, Inc. will be consummated on previously disclosed terms, or at all; there is substantial doubt regarding our ability to continue as a going concern; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 28, 2024, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024, filed with the SEC on October 30, 2024 and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: November 15, 2024	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer